Exhibit 10.30

Form of Waiver to Subordinated Unsecured Promissory Note, dated as of October 27, 2010

The undersigned, the holder of that certain Subordinated Unsecured Promissory Note dated as of July 31, 2009 as Amended by Amendment No. 1 to Subordinated Unsecured Promissory Note dated as of April 30, 2010, made by Great American Group, Inc. (the “Company”) in the original aggregate principal amount of [                    ] (the “Principal Amount”) (as amended, the “Note”), hereby waives any and all rights to receive payment of the interest due on the Principal Amount on each of October 31, 2010, January 31, 2011 and April 30, 2011, and hereby extends the payment of the interest due on each such date until July 31, 2011. Interest shall continue to accrue on the Principal Amount of the Note as set forth in the Note. Nothing in this Waiver shall be deemed to constitute a waiver of compliance by the Company with any other term or provision of the Note, including payments of principal and interest required to be made to the undersigned on any date other than October 31, 2010, January 31, 2011 and April 30, 2011.

The waiver set forth above shall be limited precisely as written. Except as expressly set forth herein, the terms, provisions and conditions of the Note shall remain in full force and effect.

Dated: October 27, 2010

[NAME}

Agreed and Accepted by:

GREAT AMERICAN GROUP, INC.

By: